                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K/A


 -------------------------------------------------------------------------------



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 28, 1999



                         DESIGN AUTOMATION SYSTEMS, INC.
               (Exact Name of Registrant as Specified in Charter)

                                      TEXAS
                         (State or Other Jurisdiction of
                         Incorporation or Organization)

                 0-9129                            75-1657943
                 ------                            ----------
(Commission File Number)                    (I.R.S. Employer Identification No.)


                 3200 Wilcrest, Suite 370, Houston, Texas 77042
                 ----------------------------------------------
           (Address of principal executive offices including zip code)


                                 (713) 784-2374
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

         Inapplicable

ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

         On May 28, 1999, Design Automation Systems, Inc. ("Company") acquired all of the issued and outstanding stock of Dynamic Professional Services, LLC, ("Dynamic") an information technology consulting firm, in an arm lengths transaction between the Company and the six shareholders of Dynamic. The consideration for the acquisition was: (1) 524,000 shares of Company common stock, (2) $200,000 cash, payable $100,000 at closing, and $100,000 payable in quarterly installments of $25,000 beginning 90 days from the closing date. Four stockholders of Dynamic entered into employment agreements, which terminate in 2001 and include a non-compete provision for the term of the agreement and one year thereafter. However, the Company can provide no assurance the non-compete will be enforceable. This transaction has been accounted for as a purchase. The acquisition of Dynamic has been deemed "significant," accordingly, historical and pro forma financial statements are filed herewith.

         Effective July 30, 1999, the Company acquired all of the issued and outstanding stock of Connected Software Solutions, Inc. ("Connected"), an e-business consulting and training firm, in an arms length transaction between the Company and the shareholders of Connected. The consideration for the aquisition was: (1) 300,000 shares of Company common stock, (2) $300,000 cash payable in six quarterly installments of $50,000 each beginning 90 days from the closing date, and (3) additional stock consideration if on August 1, 2000 the closing price for the Company common stock for the prior 15 business days is less than $5.15 per share, in an amount equal to 3,000 shares for each $0.01 below $5.15. The Company has reserved 1,500,000 shares of Company common stock for the additional consideration. The two shareholders of Connected entered into employment agreements with the Company's, wholly-owned subsidiary, COAD Solutions, Inc., which will continue on a year-to-year basis and include a non-complete provision for the term of the agreement and one year thereafter. However, the Company can provide no assurance the non-compete will be enforceable. This transaction has been accounted for as a purchase. The acquisition of Connected has been deemed "significant," accordingly, separate historical and pro forma financial statements will be filed no later than seventy-five days after the consummation of the acquisition.

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

         Inapplicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Inapplicable.

ITEM 5.    OTHER EVENTS

         Inapplicable.

ITEM 6.    RESIGNATIONS OF REGISTRANT'S DIRECTORS

         Inapplicable.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Financial Statements of Business Acquired.

                  The financial statements relating to the acquisition required pursuant to Item 310 of Regulation S-B are attached hereto as Annex A.

                  (b)      Pro Forma Financial Information

                  The pro forma financial information relating to the acquisition required pursuant to Item 310 of Regulation S-B is attached hereto a Annex B.

                  (c)       Exhibit No. 10.1

                  Agreement and Plan of Merger and Among Design Automation Systems, Inc., Connected Software Solutions, Inc., and COAD Solutions, Inc.

ITEM 8.    CHANGE IN FISCAL YEAR

         Inapplicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   DESIGN AUTOMATION SYSTEMS, INC..


                                          By: /s/ Robert E. Nelson
                                             -----------------------------------
                                              Robert E. Nelson
                                              Chief Financial Officer, Principal
                                              Financial and Accounting Officer

DATE: August 11, 1999

                         DYNAMIC PROFESSIONAL SERVICES                 ANNEX A

                                      INDEX

                                                                                                            PAGE
                                                                                                            ----
INDEPENDENT AUDITOR'S REPORT............................................................................     F-1

BALANCE SHEETS - December 31, 1998 and March 31, 1999 (unaudited).......................................     F-2

STATEMENTS OF INCOME - Year Ended December 31, 1998 and the period from inception, June 26, 1997, through December 31, 1997 and
      the three months ended March 31, 1999 and 1998 (unaudited)........................................     F-3

STATEMENTS OF CHANGES IN PARTNERS' CAPITAL - Year Ended December 31, 1998 and
      the period from inception, June 26, 1997, through December 31, 1997
      and the three months ended March 31, 1999 (unaudited).............................................     F-4

STATEMENTS OF CASH FLOWS - Year Ended December 31, 1998 and the period from inception, June 26, 1997, through December 31, 1997
      and the three months ended March 31, 1999 and 1998 (unaudited)....................................     F-5

NOTES TO FINANCIAL STATEMENTS...........................................................................     F-6

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS...................................................     F-8

                          INDEPENDENT AUDITOR'S REPORT

Partners
Dynamic Professional Services

We have audited the accompanying balance sheet of Dynamic Professional Services, a Texas general partnership, as of December 31, 1998, and the related statements of income, changes in partners' capital and cash flows for the year ended December 31, 1998 and the period from inception, June 26, 1997, through December 31, 1997. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dynamic Professional Services, a Texas general partnership, as of December 31, 1998, and the results of its operations and its cash flows for the year ended December 31, 1998 and the period from inception, June 26, 1997, through December 31, 1997, in conformity with generally accepted accounting principles.

HEIN + ASSOCIATES LLP
Houston, Texas
July 9, 1999

                          DYNAMIC PROFESSIONAL SERVICES


                                 BALANCE SHEETS


                                                                                      DECEMBER 31,          MARCH 31,
                                                                                          1998                 1999
                                                                                    -----------------    -----------------
                                                                                                           (unaudited)
                                     ASSETS
CURRENT ASSETS:
           Cash                                                                     $       140,951      $       114,169
           Account receivable - trade, no allowance for doubtful accounts                   171,948              214,612
                                                                                    ---------------      ---------------
                    Total current assets                                                    312,899              328,781

       OFFICE EQUIPMENT, net of accumulated depreciation                                     13,786               13,786
                                                                                    ---------------      ---------------

                    Total assets                                                    $       326,685      $       342,567
                                                                                    ===============      ===============


                        LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:

           Accounts payable                                                         $        23,850      $        27,450
           Accrued expenses                                                                 189,112              129,011
                                                                                    ---------------      ---------------
                    Total current liabilities                                               212,962              156,461

CONTINGENCIES (Notes 3 and 4)                                                                     -                    -

       PARTNERS' CAPITAL                                                                    113,723              186,106
                                                                                    ---------------      ---------------

                    Total liabilities and partners' capital                         $       326,685      $       342,567
                                                                                    ===============      ===============

              SEE ACCOMPANYING NOTES TO THESE FINANCIAL STATEMENTS.
                                       F-2

                          DYNAMIC PROFESSIONAL SERVICES


                              STATEMENTS OF INCOME



                                                                        PERIOD FROM
                                                                         INCEPTION
                                                                       JUNE 26, 1997,                  THREE MONTHS
                                                     YEAR ENDED           THROUGH                     ENDED MARCH 31,
                                                     DECEMBER 31,        DECEMBER 31,      -------------------------------------
                                                        1998                1997                 1999                1998
                                                  -----------------   -----------------    -----------------   -----------------
                                                                                                       (unaudited)
         REVENUES                                 $       1,265,368   $         175,924    $         506,404   $         145,000

         OPERATING EXPENSES:

             Cost of revenues                             1,027,373             128,979              461,789             119,534
             General and administrative                      24,565               4,997                5,906               3,168
                                                  -----------------   -----------------    -----------------   -----------------
                                                          1,051,938             133,976              467,695             122,702
                                                  -----------------   -----------------    -----------------   -----------------

             Net income                           $         213,430   $          41,948    $          38,709   $          22,298
                                                  =================   =================    =================   =================

                          DYNAMIC PROFESSIONAL SERVICES

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                   PERIOD FROM
                                                    INCEPTION,
                                                   JUNE 26, 1997,   THREE MONTHS
                                    YEAR ENDED        THROUGH          ENDED
                                   DECEMBER 31,     DECEMBER 31,     MARCH 31,
                                       1998             1997           1999
                                   -----------     -----------      -----------
                                                                    (unaudited)
BEGINNING PARTNERS' CAPITAL        $    44,648     $         -      $   113,723
  Net income                           213,430          41,948           38,709
  Contributions by partners             18,000          10,580           33,674
  Distributions to partners           (162,355)         (7,880)               -
                                   -----------     -----------      -----------
ENDING PARTNERS' CAPITAL           $   113,723     $    44,648      $   186,106
                                   ===========     ===========      ===========

                          DYNAMIC PROFESSIONAL SERVICES

                            STATEMENTS OF CASH FLOWS

                                                                         PERIOD FROM
                                                                          INCEPTION,
                                                                        JUNE 26, 1997        THREE MONTHS ENDED
                                                          YEAR ENDED       THROUGH                MARCH 31,
                                                         DECEMBER 31,    DECEMBER 31,    ---------------------------
                                                             1998            1997           1999           1998
                                                         -----------    ------------     -----------    ------------
                                                                                                 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                             $   213,430     $    41,948     $    38,709    $     22,298
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation                                               2,019             266               -               -
    Changes in:
      Accounts receivable                                   (130,650)        (41,298)        (42,664)        (12,922)
      Accounts payable                                        23,850               -           3,600               -
      Accrued expenses                                       157,475          31,637         (60,101)         16,891
                                                         -----------     -----------     -----------    ------------
          Net cash provided by (used in)
            operating activities                             266,124          32,553         (60,456)         26,267

CASH FLOWS FROM INVESTING ACTIVITIES -
  purchase of office equipment                                (7,520)         (8,551)              -               -

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contributions by partners                                   18,000          10,580          33,674               -
  Distributions to partners                                 (162,355)         (7,880)              -               -
                                                         -----------     -----------     -----------    ------------
          Net cash provided by (used in)
            financing activities                            (144,355)          2,700          33,674               -
                                                         -----------     -----------     -----------    ------------
NET CHANGE IN CASH                                           114,249          26,702         (26,782)         26,267

CASH, at beginning of period                                  26,702               -         140,951          26,702
                                                         -----------     -----------     -----------    ------------
CASH, at end of period                                   $   140,951     $    26,702     $   114,169    $     52,969
                                                         ===========     ===========     ===========    ============

                       DYNAMIC PROFESSIONAL SERVICES, LLP


1.      ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        ORGANIZATION - Dynamic Professional Services (the "Partnership"), a Texas general partnership, was formed in June 1997 in the state of Texas.The Partnership is an information technology consulting and staffing firm providing services primarily in Austin, Texas. The Partnership's primary focus is providing PeopleSoft consulting services to the public and private sectors.

        REVENUE RECOGNITION - The Partnership recognizes revenue as services are performed.

        OFFICE EQUIPMENT - Equipment consists mainly of computer equipment and is stated at cost, adjusted for accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets, which is five years.

        FEDERAL INCOME TAXES - The Partnership is not subject to federal taxes on its income. The partners include in their federal tax returns their respective portion of the Partnership's results of operations. Accordingly, no provision for federal income taxes has been made for the Partnership.

        COMPREHENSIVE INCOME - Comprehensive income is defined as all changes in partners' capital, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in capital, such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Partnership's comprehensive income was equal to its net income for all periods presented in these financial statements.

        USE OF ESTIMATES - The preparation of the Partnership's financial statements in conformity with generally accepted accounting principles requires the Partnership's management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying results. Actual results could differ from these estimates.

        UNAUDITED INTERIM INFORMATION - The accompanying financial information as of March 31, 1999 and for the three-month periods ended March 31, 1999 and 1998 has been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments, consisting of normal recurring accruals, which are, in the opinion of management, necessary to fairly present such information in accordance with generally accepted accounting principles.

2.      PROFIT SHARING PLAN

        The Partnership has a profit sharing plan (the "Plan"). Eligible employees may make voluntary contributions to the Plan up to 15% of the employee's compensation. The amount of the employee contribution is limited as specified in the Plan. The Partnership may, at its discretion, make additional contributions to the Plan. No matching contributions were made during 1998 of 1997. The Company contributed approximately $5,700 during the three months ended March 31, 1999.

3.       CONCENTRATIONS OF CREDIT RISK

        Financial instruments that potentially subject the Partnership to concentration of credit risk are accounts receivable. The Partnership performs ongoing credit evaluations as to the financial condition of its customers. Three customers made up approximately 78% and 83% of accounts receivable at December 31, 1998 and March 31, 1999. Three customers and one customer accounted for approximately 82% and 100% of total revenues for the year ended December 31, 1998 and the period from inception, June 26, 1997, through December 31, 1997, respectively. Three customers accounted for approximately 83% of total revenues for the three months ended March 31, 1999.

4.       YEAR 2000

        The Partnership has begun to address possible remedial efforts in connection with computer software that could be affected by the Year 2000 problem. The Year 2000 problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Year 2000 problem may impact or be impacted by other entities with which the Partnership transacts business.

5.       SUBSEQUENT EVENT

        On April 14, 1999, the Partnership completed its conversion to a limited liability company and, accordingly, changed its name to Dynamic Professional Services, L.L.C. (the "L.L.C."). All assets, rights, liabilities and obligations of the Partnership were transferred to the L.L.C. The partners of the Partnership became members of the L.L.C., and their partnership units were converted into common units of the L.L.C. on a one-for-one basis.

        Effective May 28, 1999, 100% of the L.L.C. was merged into COAD Solutions, Inc., a wholly-owned subsidiary of Design Automation Systems, Inc. ("DASI"), through a forward triangular merger for consideration in the form of cash and DASI common stock of approximately $2,900,000.

                                                                         ANNEX B

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements of Design Automation Systems, Inc. ("DASI" or the "Company") for the year ended December 31, 1998 and the unaudited three months ended March 31, 1999 and the unaudited pro forma balance sheet as of March 31, 1999 (the "Unaudited Pro Forma Consolidated Financial Statements") give effect to (i) the Dynamic Professional Services ("Dynamic") acquisition under the purchase method of accounting, and (ii) the COAD Solutions, Inc. ("COAD") acquisition under the purchase method of accounting.

The unaudited pro forma consolidated statements of operations for the year ended December 31, 1998 and the unaudited three months ended March 31, 1999, were prepared assuming that the transactions described above were consummated at the beginning of 1998. The unaudited pro forma balance sheet as of March 31, 1999 was prepared assuming the transactions were consummated on March 31, 1999.

The Unaudited Pro Forma Consolidated Financial Statements are based upon the historical financial statements of the Company, which were previously filed on Form 10-K; Dynamic, which are included elsewhere herein, for the year ended December 31, 1998; and COAD, which were previously filed on Form 8-K/A, for the year ended December 31, 1998 should be read in conjunction with those statements and notes thereto. The Unaudited Pro Forma Financial Statements may not be indicative of the results that actually would have occurred if the acquisitions of Dynamic and COAD had been in effect on the dates indicated or of future results of operations of the combined entity.

The pro forma adjustments and the resulting Unaudited Pro Forma Consolidated Financial Statements have been prepared based upon information and certain assumptions and estimates deemed appropriate by the Company. The Company's management believes, however, that the pro forma adjustments and the underlying assumptions and estimates reasonably present the significant effects of the transaction reflected thereby and that any subsequent changes in the underlying assumptions and estimates will not materially affect the Unaudited Pro Forma Consolidated Financial Statements presented herein. The Unaudited Pro Forma Consolidated Financial Statements do not purport to represent what the Company's results of operations actually would have been had the transaction occurred on the date indicated or to project the Company's financial position or results of operations for any future date or period. Furthermore, the Unaudited Pro Forma Consolidated Financial Statements do not reflect changes that may occur as the result of post-transaction activities and other matters.

                      DESIGN AUTOMATION SYSTEMS, INC.
               UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                             MARCH 31, 1999

                                                                            HISTORICAL              PRO FORMA
                                                                        DASI        DYNAMIC        ADJUSTMENTS(C)    PRO FORMA
                                                                     ------------------------      --------------   -----------
                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                          $ 1,245,829  $   114,169       $ (100,000)     $ 1,259,998
  Account receivable - trade, no allowance for doubtful accounts       5,204,895      214,612                -        5,419,507
  Net assets - discontinued operations                                   105,052            -                -          105,052
  Other assets                                                            34,755            -                -           34,755
                                                                     -----------  -----------       ----------      -----------
          Total current assets                                         6,590,531      328,781         (100,000)       6,819,312


PROPERTY AND EQUIPMENT, net                                              132,923       13,786                -          146,709
  Goodwill                                                             2,898,147            -        2,742,326        5,640,473
                                                                     -----------  -----------       ----------      -----------
          Total assets                                               $ 9,621,601  $   342,567       $2,642,326      $12,606,494
                                                                     -----------  -----------       ----------      -----------
                                                                     -----------  -----------       ----------      -----------

LIABILITIES AND SHAREHOLDERS' EQUTIY

CURRENT LIABILITES:
  Note payable                                                       $ 2,530,821  $    27,450       $  100,000      $ 2,658,271
  Accounts payable                                                     3,298,062      129,011           29,832        3,456,905
  Accounts payable to affiliate                                           39,944            -                -           39,944
  Accrued expenses and other current liabilities                       1,001,213            -                -        1,001,213
                                                                     -----------  -----------       ----------      -----------
          Total current liabilities                                    6,870,040      156,461          129,832        7,156,333

SHAREHOLDERS' EQUITY (DEFICIT):

  Common stock                                                           207,600            -            5,240          212,840
  Additional paid in capital                                           2,715,028            -        2,693,360        5,408,388
  Partners' Capital                                                                   186,106         (186,106)               -
  Retained earnings (accumulated deficit)                               (171,067)           -                -         (171,067)
                                                                     -----------  -----------       ----------      -----------
          Total shareholders' equity                                   2,751,561      186,106        2,512,494        5,450,161
                                                                     -----------  -----------       ----------      -----------
          Total liabilities and shareholders' equity                 $ 9,621,601  $   342,567       $2,642,326      $12,606,494
                                                                     -----------  -----------       ----------      -----------
                                                                     -----------  -----------       ----------      -----------

                         DESIGN AUTOMATION SYSTEMS, Inc.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

                                                        HISTORICAL                       PRO FORMA
                                         ------------------------------------------     ADJUSTMENTS       PRO FORMA
                                             DASI          DYNAMIC          COAD       (a) (b) and (c)    OPERATIONS
                                         ----------------------------------------------------------------------------
REVENUES                                 $ 20,442,937   $  1,265,368    $  2,138,586    $          -     $ 23,846,891

OPERATING EXPENSES:

  Cost of Revenues                         18,124,043      1,027,373       1,924,083                       21,075,499
  Selling, general and administrative       2,058,842         24,565         108,610         414,243        2,606,260
                                         ----------------------------------------------------------------------------

                                           20,182,885      1,051,938       2,032,693         414,243       23,681,759
                                         ----------------------------------------------------------------------------


  INCOME FROM OPERATIONS                      260,052        213,430         105,893        (414,243)         165,132

  OTHER INCOME (EXPENSE):
    Interest expense                          (61,060)             -               -               -          (61,060)
    Interest income                            56,074              -               -               -           56,074
    Other income                                5,266              -               -               -            5,266
                                         ----------------------------------------------------------------------------

                                                  280              -               -               -              280
                                         ----------------------------------------------------------------------------

  INCOME FROM
    CONTINUING OPERATIONS
    BEFORE INCOME TAXES                        260,332       213,430         105,893        (414,243)         165,412


  INCOME TAXES                                       -             -               -        (249,071)        (249,071)
                                         ----------------------------------------------------------------------------

  INCOME (LOSS) FROM CONTINUING
    OPERATIONS                           $    260,332   $    213,430    $    105,893    $   (663,314)    $    (83,659)
                                         ----------------------------------------------------------------------------
                                         ----------------------------------------------------------------------------
  EARNINGS PER
    COMMON SHARE FROM
    CONTINUING OPERATIONS-
    BASIC AND DILUTED                                                                                    $          -

  WEIGHTED AVERAGE
    COMMON SHARES
    OUTSTANDING -
    BASIC and DILUTED                                                                                      21,283,986
                                                                                                         ============

                         DESIGN AUTOMATION SYSTEMS, Inc.
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                                        HISTORICAL                        PRO FORMA
                                         ------------------------------------------      ADJUSTMENTS      PRO FORMA
                                             DASI         DYNAMIC           COAD       (a) (b) and (c)    OPERATIONS
                                         ----------------------------------------------------------------------------
REVENUES                                 $  7,675,309   $    506,404    $    578,644                     $  8,760,357

OPERATING EXPENSES:
  Cost of Revenues                          6,894,075        461,789         459,199                        7,815,063
  Selling, general and administrative         744,248          5,906         105,659         125,492          981,305
                                         ----------------------------------------------------------------------------

                                            7,638,323        467,695         564,858         125,492        8,796,368
                                         ----------------------------------------------------------------------------

  INCOME (LOSS) FROM OPERATIONS                36,986         38,709          13,786        (125,492)         (44,803)

  OTHER INCOME (EXPENSE):
    Interest expense                                               -               -
    Interest income                            17,316              -               -                           17,316
    Other income                               23,926              -             165                           24,091
                                         ----------------------------------------------------------------------------
                                               41,242              -             165               -           41,407
                                         ----------------------------------------------------------------------------

  INCOME (LOSS) FROM CONTINUING
    OPERATIONS BEFORE
    INCOME TAXES                               78,228         38,709          13,951          (125,492)        (5,396)

  INCOME TAXES                                (26,300)                                         (23,743)       (50,043)
                                         ----------------------------------------------------------------------------

  INCOME (LOSS) FROM CONTINUING
    OPERATIONS                           $     51,928   $     38,709    $     13,951    $   (149,235)    $    (44,647)
                                         ----------------------------------------------------------------------------
                                         ----------------------------------------------------------------------------
  EARNINGS
    PER COMMON SHARE
    FROM CONTINUING
    OPERATIONS -                                                                                                    -
    BASIC AND DILUTED

  WEIGHTED AVERAGE
    COMMON SHARES
    OUTSTANDING-
    BASIC AND DILUTED                                                                                      21,283,982
                                                                                                         ============

                         DESIGN AUTOMATION SYSTEMS, INC.
          NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                       AND THE THREE MONTHS MARCH 31, 1999

1.       BASIS OF PRESENTATION:

         The unaudited pro forma consolidated Statements of Operations for the year ended December 31, 1998 and the three months ended March
         31, 1999, are presented as if the transaction occurred at the beginning of 1998. The unaudited pro forma balance sheet is presented as if the transactions occurred on March 31, 1999. The Unaudited
         Pro Forma Consolidated Statements of Operations for the periods presented may not be indicative of the results which would have actually occurred if the transactions had been in effect on the date or for the periods indicated or which may result in the future.

2.       PRO FORMA ADJUSTMENTS:

         The pro forma adjustments to the unaudited pro forma consolidated financial statements reflect the following;

         a) SALARIES - The adjustment reflects the contractual compensation arrangements executed upon effectiveness of the transactions and for members of DASI management.

         b) INCOME TAXES - The adjustment for income taxes represents the tax effect of DASI's, COAD and Dynamic income before taxes giving effect to the foregoing pro forma adjustments computed at a 34% income tax rate for estimated federal and state income taxes. DASI and COAD had been historically taxed under the Subchapter S provisions of the Internal Revenue Code, and Dynamic as a partnership whereby their respective earnings had been taxed at the shareholder and partner level for federal purposes.

         c) GOODWILL - The recognition of goodwill is a result of applying purchase accounting to these transactions and will be amortized over a ten year period. Amortization of goodwill is not deductible for tax purposes, therefore yielding a higher effective tax rate than would be expected from applying a statutory rate of 34% to income before taxes.